UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 6, 2013

Point.360
(Exact name of registrant as specified in its charter)

California	0-21917	01-0893376
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2701 Media Center Drive Los Angeles, CA 90065		91504
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(818) 565-1400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The 2013 Annual Meeting of Shareholders of Point.360 (the “Company”) was held at 2701 Media Center Drive, Los Angeles, CA 90065, on November 6, 2013 at 11:00 a.m. local time. The Company previously filed with the Securities and Exchange Commission the proxy statement and related materials pertaining to this meeting. On the record date of September 20, 2013, there were 10,528,331 shares of the Company’s common stock outstanding and eligible to vote. A total of 10,182,020 shares of the Company’s common stock were present or represented by proxy at the meeting, representing approximately 96.71% of the Company’s shares outstanding as of the record date. The matters submitted for a vote and the related results are as follows:

Directors	For	Against	Withhold	Abstain	Broker Non-Votes
1. Election of Directors
Haig S. Bagerdjian	7,548,830.00		392,632.00		2,240,558.00
Greggory J. Hutchins	7,548,210.00		393,252.00		2,240,558.00
Sam P. Bell	7,935,012.00		6,450.00		2,240,558.00
G. Samuel Oki	7,935,632.00		5,830.00		2,240,558.00
2. To ratify and approve Singer Lewak LLP as independent auditors for the fiscal year ending June 30, 2014	10,177,804.00	3,716.00		500.00	0.00
3. To approve, by non-binding vote, the executive compensation in the accompanying proxy statement	7,916,852.00	13,726.00		10,884.00	2,240,558.00
4. To recommend, by non-binding vote, the frequency of future non-binding votes on executive compensation.				10,064.00	2,240,558.00
- One year	7,860,877.00
- Two years	4,700.00
- Three years	65,821.00

With respect to Proposal 4, the Company has decided to include a shareholder vote on compensation of executives annually until the next required vote on the frequency of shareholder votes on the compensation of executives.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Point.360

November 7, 2013	By:	/s/ Alan R. Steel
Name: Alan R. Steel
Title: Executive Vice President
Finance and Administration
Chief Financial Officer

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